UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2008

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-9028	95-3997619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150 Newport Beach, California	92660
(Address of Principal Executive Offices)	(ZIP Code)

(949) 718-4400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Upcoming Investor Meetings.

At upcoming meetings to be held between December 9, 2008 and December 11, 2008, officers of Nationwide Health Properties, Inc. (the “Company”) will participate in one-on-one sessions with analysts and investors and will refer to the attached slide presentation. A copy of the slide presentation will be available at http://www.nhp-reit.com/press_industry_conferences.php for a period of at least 12 months following the meetings. The attached slide presentation summarizes funding obligations through December 31, 2010 and provides funding availability analysis as of September 30, 2008. The presentation also includes a summary of the Company’s conditional acquisition obligations under its agreement with Pacific Medical Buildings LLC. These obligations are subject to certain conditions specified in the agreement, a copy of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008.

A copy of the slide presentation is attached hereto as Exhibit 99.1, and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Slide presentation dated December 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.

Date: December 8, 2008	By:	/s/ Abdo H. Khoury
		Name:	Abdo H. Khoury
		Title:	Executive Vice President and Chief Financial & Portfolio Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide presentation dated December 8, 2008.